Final Agreement

SOLAR ROOFING SYSTEMS INC.

SECURITIES PURCHASE AGREEMENT

September 20, 2005

SOLAR ROOFING SYSTEMS INC.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of the 20th day of September, 2005 by and among (a) SOLAR ROOFING SYSTEMS INC., an Ontario corporation (the “Company”), and (b) BARNABUS ENERGY INC., a Nevada corporation (the “Investor”).

WHEREAS, the Company proposes to issue and sell (in connection with one or more Closings as specified hereunder) an aggregate of up to 2,632,115 common shares, collectively constituting, after issuance of all amounts hereunder, 20% of the 13,160,573 issued and outstanding common shares in the capital of the Company (assuming issuance of all shares to be issued to Investor hereunder), calculated on a fully diluted, as converted basis (such number of common shares, the “Maximum Issuance Amount”) (the “Shares”) and to issue to the Investor a warrant to purchase additional common shares collectively representing up to 31% of the then issued and outstanding common shares in the capital of the Company determined on a fully diluted, as converted, basis (including, without limitation, assuming the issuance of all options under any employee stock option plan), such warrant in the form attached hereto as Exhibit A (the “Warrant”).

NOW, THEREFORE, the parties hereto agree as follows:

1.	Authorization of Common Stock.

1.1.        Authorized Capital. The authorized capital of the Company consists of an unlimited number of common shares.

1.2.	Initial Closing.

(a)          Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company agrees to sell to the Investor and the Investor agrees to purchase from the Company at the Initial Closing 897,312 Shares for a purchase price of CDN$ 0.835829741 per share, for an aggregate price of CDN$750,000 (the “Initial Purchase Price”). In connection with the Investor’s purchase of Shares, the Investor will receive a Warrant at the Initial Closing to purchase the number of additional common shares in the capital of the Company set forth in such Warrant attached hereto as Exhibit A.

(b)          The initial closing will take place at the offices of Fasken Martineau DuMoulin LLP, at 10:00 a.m., Toronto time, on September 20, 2005, or at such other location, date and time as may be agreed upon between the Investor and the Company (such closing date being called the “Initial Closing”). At the Initial Closing, the Company shall issue and deliver to the Investor purchasing Shares a certificate or certificates, registered in the Investor’s name, representing the number of Shares to be acquired by the Investor at the Initial Closing pursuant to this Agreement. A Warrant, registered in the Investor’s name, to purchase the number of common shares set forth therein, shall be issued to the Investor at the time of completion of the final subsequent Closing contemplated hereby. As payment in full for the Shares being issued at the Initial Closing, the Investor shall deliver the Initial Purchase Price by (w) acknowledging receipt by the Company of the $20,000 non-refundable good faith deposit paid to the Company pursuant to the Letter of Intent dated July 14, 2005 between the parties, (x) delivering a bank cheque payable to the order of the Company in the amount of CDN$730,000, or (y) transferring CDN$730,000 to the account of the Company by wire transfer, or (z) by delivering or transferring CDN$730,000 by any combination of (x) and (y).

1.3.	Subsequent Closing by Request of Company.

(a)          Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company agrees to sell to the Investor and the Investor agrees to purchase from the Company at the following Subsequent Closings the number of shares of Common Stock set forth below for a purchase price of CDN$0. .835829741 per share.

Date	Purchase Price	Number of Shares
November 21, 2005	CDN$750,000	897,312
January 23, 2006	CDN$500,000	598,208
March 23, 2006	CDN$200,000	239,283

(b)          For the avoidance of doubt, the Investor will have no obligation to purchase any Shares at any Subsequent Closing if any material changes made to the Disclosure Schedules are not acceptable to Investor, in its sole discretion. The Company will inform Investor of any material changes to the Disclosure Schedules (and provide any diligence relating to such material changes requested by the Investor) as set forth in Section 1.5(d).

1.4.	Procedure for Subsequent Closings.

(a)          The purchase price for each Share sold at each Subsequent Closing shall be CDN$0. .835829741 per share.

(b)          Each Subsequent Closing, will take place at the offices of Fasken Martineau DuMoulin LLP in Toronto at 10:00 a.m. on the date determined pursuant to Sections 1.3. At any such Subsequent Closing, the Company shall issue and deliver to the Investor a certificate or certificates, registered in the Investor’s name, representing the number of Shares to be purchased by the Investor at such Subsequent Closing pursuant to this Agreement. The Investor shall pay the purchase price for the Shares that the Investor is purchasing at any such Subsequent Closing by (i) delivering to the Company a bank check payable to the order of the Company in the amount of such purchase price, (ii) transferring such sum to the account of the Company by wire transfer, or (iii) delivering or transferring such sum to the Company by any combination of such methods of payment.

(c)          The Company shall promptly from time to time prior to the fifth business day prior to any Subsequent Closing supplement in writing the Disclosure Schedules hereto with respect to any matter hereafter arising that, if known as of the date hereof, would have been required to be set forth or described in the Disclosure Schedule hereto.

1.5.         Other Covenants. The Company agrees to execute and cause the execution on or before the Initial Closing or each Subsequent Closing the applicable Transaction Documents, as the case may be, required hereunder as condition to closing.

2.	Representations and Warranties of the Company.

In order to induce the Investor to enter into this Agreement and to purchase the Shares and Warrant hereunder, the Company hereby represents and warrants to the Investor, in each case subject to such exceptions as are set forth in the attached Disclosure Schedule, that the statements contained in this Section 2 are true, complete and correct as of the date hereof and as of the date of each Subsequent Closing. The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in the corresponding paragraph of this Section 2, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph of this Section 2. Additionally, any inclusion of a particular item in the Disclosure Schedule shall not be deemed to be an admission by the Company that such item is material. For the purposes of this Agreement, “Knowledge” shall mean the actual knowledge of the officers of the Company after reasonable investigation consistent with such officer’s responsibilities and duties.

2.1.	Organization and Corporate Power.

(a)          The Company is a corporation duly incorporated and organized, validly existing and in corporate good standing under the laws of the Province of Ontario. The Company is not required to be qualified to do business in any other jurisdiction.

(b)          The Company has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated to be conducted and to carry out the transactions contemplated hereby. The copies of the Articles of Incorporation and by-laws of the Company, as amended to date, which have been furnished to the Investor by the Company, are true and complete and are attached hereto in the Disclosure Schedules.

2.2.        Authorization. This Agreement and any other agreements, instruments, or documents entered into, or delivered by, the Company pursuant to this Agreement (collectively, the “Transaction Documents”) have been duly executed and delivered by the Company prior to the Initial Closing and are the legal, valid and, assuming due execution and delivery by the other parties hereto and thereto, binding obligations of the Company, enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution, delivery and performance of each of the Transaction Documents has been duly authorized by all necessary corporate action of the Company.

2.3.	Capitalization.

(a)          The authorized capital of the Company consists of an unlimited number of common shares, of which 10,528,458 common shares are issued and outstanding as of the date hereof and, for greater certainty, excluding any Shares issuable pursuant to this Agreement.

(b)          The Disclosure Schedule includes a list of all of the holders of the Company’s securities and the number or amount of such securities each owns before giving effect to the issuance of the Shares, Warrant or the common shares issuable upon the exercise of any portion of the Warrant (the “Warrant Shares”).

(c)          When the Shares are issued in accordance with the terms of this Agreement to the Investor, the Shares will be duly authorized, validly issued and outstanding, fully paid and non-assessable, free and clear of all encumbrances.

(d)          When issued in accordance with the terms of this Agreement, the Warrant will be duly authorized and validly issued and, upon exercise of the Warrant and receipt by the Company of payment in full for all of the Shares issuable thereunder, the Warrant Shares will be duly and validly issued, outstanding, fully paid and non-assessable, free and clear of all encumbrances.

(e)          Except as described in the Disclosure Schedule, the amended and restated unanimous shareholders’ agreement among the Company and its shareholders of even date herewith (the “Shareholders’ Agreement”), and the Registration Rights Agreement (as defined herein), (i) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding, and (ii) there is no commitment by the Company (other than under this Agreement to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or assets.

(f)           Except as provided in the Registration Rights Agreement, the Shareholders’ Agreement or as described in the Disclosure Schedule or as imposed by applicable securities or corporate laws, upon the Initial Closing and each Subsequent Closing, as applicable, there will be no restrictions on the transfer or voting of any shares in the capital of the Company.

(g)          Other than as set forth in the Registration Rights Agreement, there are no existing rights with respect to registration of any of the Company’s securities under Canadian securities laws. The Company has not violated the laws, rules or regulations of the Ontario Securities Commission or any other Canadian securities authority in connection with the issuance of any of its securities.

(h)          The Company has sought and obtained the written waiver of each and every stockholder and any other third person that has any pre-emptive or other similar rights in connection with the issuance of the Shares hereunder or the Warrant, including ,without limitation, under Section 5.1 of the Stockholders’ Agreement.

2.4.         Subsidiary. The Company has no subsidiaries and has no investments in any other corporation or business organization.

2.5.         Financial Statements. Included in the Disclosure Schedule are the unaudited semi-annual financial statements of the Company as of and for the period ending June 30, 2005 (consisting of an interim balance sheet, interim statement of deficit, interim statement of operations and interim statement of cash flows) and the unaudited annual financial statements of the Company as of and for the period ending December 31, 2004, (consisting of a balance sheet, statement of deficit, statement of operations and statement of cash flows) (collectively, the “Financials”). The Financials have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) (except for the notes), consistently applied, and fairly present, in all material respects, the financial position of the Company as of such date and the results of operations for such period then ended.

2.6.        Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Financials, and except for liabilities arising in the ordinary course of its business, to its Knowledge, the Company has not incurred any liability, contingent or otherwise, arising out of any transaction or state of facts existing on or prior to the date hereof that are not included in the Disclosure Schedule.

2.7.        Absence of Certain Developments. Since August 15, 2005, except as disclosed in the Disclosure Schedule or as specifically contemplated in the Transaction Documents, there has been no (a) material adverse change in the condition, financial or otherwise, of the Company or in the assets, liabilities, properties, or business of the Company or in the Company’s prospects, (b) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (c) loss, destruction or damage to any property of the Company, whether or not insured, which loss would have a material adverse affect on the Company, (d) change in any of their respective personnel or the terms and conditions of employment which would have a material adverse effect on the Company, (e) waiver of any valuable right under contract or law, (f) loan or extension of credit to any officer or employee of the Company (other than in a salary due and payable), or (g) acquisition or disposition of any material assets (or any contract or arrangement therefor) in excess of CDN$10,000, or any other material transaction by the Company or otherwise than for fair value in the ordinary course of business.

2.8.        Title to Properties. Other than (a) any lien in respect of current taxes not yet due and payable and (b) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have arisen in the ordinary course of business and shall be removed within a reasonable period, the Company has good and marketable title or leasehold title to all of its properties and assets, free and clear of all mortgages, security interests, liens, restrictions or encumbrances. All machinery and equipment included in such properties which is necessary to the business of the Company is in good condition and repair except for reasonable wear and tear, and all leases of real or personal property to which the Company is a party are fully effective and, to the best of the Company’s Knowledge, afford the Company peaceful and undisturbed possession of the subject matter of the lease subject to the terms of such lease. To the best of the Company’s Knowledge, the Company is not in violation of any zoning, planning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties likely to impede the normal operation of the business of the Company, and the Company has not received any written notice of violation with which it has not complied.

2.9.        Tax Matters. There are no federal, provincial or local taxes due and payable by the Company which have not been paid. There are no accrued and unpaid federal, provincial or local taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, provincial or local governmental agency. The Company has duly filed all federal, provincial and local tax returns required to have been filed by it, if any, and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. The Company is not subject to any audit and has not been audited in the last five years. Neither the Company nor any officer or director of the Company is under investigation or threat of investigation from any taxing authority.

2.10.      Contracts and Commitments. Other than this Agreement, the Shareholders’ Agreement and the Registration Rights Agreement, the Disclosure Schedule includes each contract, obligation or commitment which involves by its terms a commitment in excess of CDN$10,000 or any employment contracts (including contracts with any common law employee, agent or independent contractor), securities redemption or purchase agreements, shareholders’ agreements, investor rights agreements, financing agreements, distribution right agreements, royalty agreements, licenses under which the Company is licensee or licensor, leases of real property, pension, profit-sharing, retirement or stock option plans.

2.11.      No Defaults. The Company is not in default (a) under (i) its Articles of Incorporation or its by-laws or (ii) to the best of its Knowledge, any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which it is a party or (b) with respect to any order, writ, injunction or decree of any court or any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that specifically names the Company. To the best of the Company’s Knowledge, there exists no condition, event or act, which after notice, lapse of time, or both, would constitute a default by the Company under any of the foregoing. To the best of the Company’s Knowledge, no third party is in default under any agreement, contract or other instrument, document, or agreement to which the Company is a party, which default would have a material adverse effect on the Company’s properties or assets or the business of the Company as presently conducted or proposed to be conducted.

2.12.	Intellectual Property.

(a)         The Disclosure Schedule contains a complete list of all patents, patent applications, trademarks, trade names, service marks, brand names and registered copyrights (in each case, whether issued or pending), and all licenses or rights with respect to any of the foregoing, owned or possessed by the Company, all of which are in good standing and are free and clear of all liens and encumbrances of any nature except as may be set forth on the Disclosure Schedule.

(b)          To the best of the Company’s Knowledge, none of its officers, consultants or technical employees knows of prior art that is material to any of its patents or patent applications that has not been disclosed in a timely manner to the United States and Canadian Patent Office.

(c)          To the best of the Company’s Knowledge, and except as set forth in the Disclosure Schedule, the Company has received no notice of its infringement of any patent, copyright, or trademark rights of others.

(d)          To the best of the Company’s Knowledge, the conduct of the Company’s business as presently conducted and as proposed to be conducted does not require the use of the intellectual property rights of any other person which are not available in the ordinary course of business.

(e)          To the best of the Company’s Knowledge, there is no published patent application, that if it were to mature into a United States and Canadian patent having the claims as published, would present an issue of infringement by the Company.

(f)           To the best of the Company’s Knowledge, all trade secrets, know how, technical processes and procedures developed and belonging to the Company that were intended to be confidential, that are material to the business of the Company and that have not been patented, have been kept confidential.

(g)          Every officer, technical employee and consultant to the Company has an obligation to assign his or her inventions, to the Company to the extent such inventions are within the scope of his or her activities for the Company.

(h)         The Company has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists, processes, owned computer software, patents, copyrights and trademarks required for the business of the Company as it now exists and the Company believes that the Company can obtain any such rights as necessary for the conduct of its business as planned to be conducted, and, to the best of its Knowledge, is not using and has not used any confidential information, trade secrets, or computer software (not licensed to the Company) required for its products of any former employer of any of its past or present employees.

2.13.      Effect of Transactions. The execution, delivery and performance of the Transaction Documents, the issuance, sale and delivery of the Shares, the Warrant and upon exercise of the Warrant, the Warrant Shares, and compliance with the provisions hereof and thereof by the Company, do not and will not, with or without the passage of time or the giving of notice or both, (a) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under its Articles of Incorporation or by-laws or under any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which the Company is a party. To the extent applicable, the Company has relied upon the representations of the Investor contained herein in making the representation in clause (a) of the preceding sentence.

2.14.      No Governmental Consent or Approval Required. Other than federal or provincial securities law filings which have to be made upon completion of the Initial Closing and each Subsequent Closing, no authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required for or in connection with the valid and lawful authorization, execution and delivery by the Company of any of the Transaction Documents for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Shares, the Warrant or, upon exercise of the Warrant, the Warrant Shares.

2.15.      Litigation. There is no claim, action, lawsuit, proceeding, complaint, charge or investigation pending or, to the best Knowledge of the Company, threatened against the Company which questions the validity of any of the Transaction Documents or the right of the Company to enter into them or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the business, assets, conditions, operations, affairs or prospects of the Company, financial or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or, to the best Knowledge of the Company, threatened, involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information, creations or techniques allegedly proprietary to any of their former employers or other Persons or entities, or their obligations under any agreements with prior employers or other Persons or entities. Neither the Company nor any of its officers or directors is a party to, or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality relating to the Company or its business. There is no action, suit or proceeding by the Company currently pending or which the Company presently intends to initiate.

2.16.      Securities Laws. Provided the Investor is an “Accredited Investor” for the purposes of the Securities Act (Ontario), the offer, issuance and sale by the Company to the Investor of the Shares and Warrant are, and will be as of the Initial Closing and each Subsequent Closing, as applicable, exempt from the registration and prospectus delivery requirements of the Securities Act (Ontario) and the regulations promulgated thereunder.

2.17.      Business. The Company has all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its present business. To the best of the Company’s Knowledge, the Company is not in violation of any law, regulation, authorization or order of any public authority relevant to the ownership of its properties or the carrying on of its present business which in the aggregate would have a material adverse affect on the Company.

2.18.      Brokerage. Other than as disclosed an the Disclosure Schedule, there are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company, and the Company agrees to indemnify and hold the Investor harmless against any damages incurred as a result of any such claim.

2.19.      Employees. There are no controversies or labor troubles pending or, to the best Knowledge of the Company, threatened between it and its employees or former employees, nor, to the best of the Company's Knowledge, is there any basis for the same. To the best of the Company’s Knowledge: (a) no employee of the Company is in violation of any term of any employment contract, patent or other proprietary information disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or proposed to be conducted by the Company or any other reason, and the continued employment by the Company of its respective present employees will not result in any such violation; (b) no officer or key employee of the Company has any present intention of terminating his or her employment therewith nor does the Company have any present intention of terminating any such employment; and (c) the Company has complied in all material respects with all applicable provincial and federal laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment, and there are no arrears in the payments of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations. Except as described in the Disclosure Schedule, the Company is not a party to any agreement with any of its respective officers or employees with respect to such Person’s employment. The Company has listed in the Disclosure Schedule all agreements of which it is aware after reasonable investigation to which any of its employees are party with respect to non-competition or assignments of proprietary rights to or non-use of proprietary information of third parties. Except as set forth in the Disclosure Schedule, all current and former employees, consultants, advisors and directors of the Company have entered into appropriate non-disclosure, confidentiality and non-competition agreements with the Company in the forms previously provided to counsel for the Investor.

2.20.      Insurance. The Company maintains in full force and effect such types and amounts of insurance issued by insurers of recognized responsibility insuring its business and properties, under such policies, in such amounts and against such losses and risks as are listed in the Disclosure Schedule. Such policies cover such risks and are maintained in such amounts as are usually carried by persons engaged in the same or similar business.

2.21.      Environmental Matters. The Company does not own, and has never owned, any real property. To the best Knowledge of the Company, the Company is in compliance with all applicable federal, provincial and local environmental laws and regulations (the “Environmental Laws”) applicable to the Company including but not limited to requirements contained in any permits required pursuant to such Environmental Laws, and there is not now pending or, to the best Knowledge of the Company, threatened, any action, suit, lien, investigation or proceeding against the Company in connection with any past or present noncompliance with such Environmental Laws which might result, either individually or in the aggregate, in any material adverse change in the business, assets, conditions, operations, affairs or, in the reasonable business judgment of the Company, prospects of the Company, financial or otherwise. To the best Knowledge of the Company, no hazardous materials are present on or about any real property previously owned or leased by the Company, except in the normal course of the Company’s business.

2.22.      Retirement Obligations, etc. The Company has no pension, retirement or similar plan or obligation, whether of a legally binding nature or in the nature of informal understandings. The Company does not have or otherwise contribute to or participate in any employee benefit plan, except for those plans listed in the Disclosure Schedule. The Company is not a party to any collective bargaining agreement and, to the best Knowledge of the Company, no organizational efforts are presently being made with respect to any of its employees. The Disclosure Schedule lists the employee benefit plans of the Company.

2.23.      Transactions with Affiliates. Except as disclosed in the Disclosure Schedule, no shareholder, officer or director of the Company nor any “affiliate” or “associate” of such Persons (herein, a “Related Party”) is a party to any material agreement with the Company, including, without limitation, any contract, agreement or other arrangement providing for the rental of real or personal property from, or otherwise requiring payments to, any Related Party. No employee of the Company nor any Related Party is indebted to the Company and the Company is not indebted to any of its employees or any Related Party.

2.24.      Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of each of its shareholders, Board of Directors and all committees, if any, appointed by its Board of Directors. The share ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the Company’s business, the nature, acquisition, maintenance, location and collection of its assets and the nature of all transactions giving rise to its obligations and accounts receivable.

2.25.      Material Facts. This Agreement, together with the schedules and exhibits hereto, and the Disclosure Schedule furnished contemporaneously herewith, and each other agreement, document, certificate or written statement furnished or to be furnished to the Investor in connection with each Subsequent Closing by or on behalf of the Company in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading.

2.26.      Third Party Consents and Waivers. Set forth in the Disclosure Schedule is a list of all consents and/or waivers of shareholders of the Company and other third parties (if any) required in connection with the transactions contemplated by the Transaction Documents. All such consents and/or waivers (if any) have been obtained by the Company as of the Initial Closing.

3.	Representations and Warranties and other Agreements of the Investor.

3.1.        Representations and Warranties. The Investor hereby represents and warrants that:

(a)          Authorization. The Investor has full power and authority to execute, deliver and perform this Agreement and to acquire the Shares, the Warrant and the Warrant Shares. This Agreement constitutes the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its respective terms subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.

(b)          Purchase Entirely for Own Account. The Shares, the Warrant and the Warrant Shares will be acquired for investment for the Investor’s own account and not with a view to the distribution of any part thereof. The Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer, or grant participations to such Person or to any third person, with respect to any of the Shares or Warrant.

(c)          Receipt of Information. The Investor has been furnished access to the business records of the Company and such additional information and documents as the Investor has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement, the purchase of the Shares and Warrant, the Company’s business, operations, market potential, capitalization, financial condition and prospects, and all other matters deemed relevant by the Investor.

(d)          Brokerage. Other than as disclosed in the Disclosure Schedule, there are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Investor, and the Investor agrees to indemnify and hold the Company and the other Investor harmless against any damages incurred as a result of any such claims.

(e)          Accredited Investor. The Investor is an “accredited investor” for the purposes of the Securities Act (Ontario).

3.2.        Legends. It is understood that the certificates evidencing the Shares and the Warrant Shares may bear substantially the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN QUALIFIED UNDER THE SECURITIES ACT (ONTARIO) NOR PURSUANT TO THE SECURITIES LAWS OF ANY PROVINCE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT (I) IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT DATED AS OF SEPTEMBER 20, 2005, AS AMENDED FROM TIME TO TIME, DATED AS OF SEPTEMBER 20, 2005 (THE “SHAREHOLDERS’ AGREEMENT”) AND (II) PURSUANT TO SUCH QUALIFICATION OR (III) UPON THE FURNISHING OF AN OPINION OF COUNSEL (OR OTHER EVIDENCE) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS NOT REQUIRED TO BE REGISTERED UNDER SUCH ACT.

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS, COVENANTS AND RESTRICTIONS PROVIDED IN THE AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT, DATED AS OF SEPTEMBER 20, 2005 AS AMENDED FROM TIME TO TIME, BY AND AMONG THE COMPANY AND THE PERSONS NAMED THEREIN. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER AT NO COST TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.”

3.3.         Confidentiality. The Investor covenants and agrees that the Investor shall maintain the confidentiality of all confidential and proprietary information of the Company acquired by the Investor. Notwithstanding the preceding sentence, the Investor may (a) disclose such information to the extent required by law or governmental order or regulation, or when required by a subpoena or other process, provided that the Investor first gives the Company advance notice of such disclosure as soon as practicable to permit the Company to seek a protective order if applicable, (b) disclose such information to the extent necessary to enforce this Agreement, (c) disclose such information to its lawyers, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, provided that the requirements of this subsection shall in turn be binding on any such attorney, accountant, consultant or other professional, (d) disclose such information as may be required by any prospective purchaser of any Shares from the Investor, provided that such prospective purchaser shall first execute a non-disclosure agreement in form acceptable to counsel for the Company and provided further that such sale is permitted hereunder or under the Shareholders’ Agreement or otherwise, or (e) disclose such information relating to the tax treatment and tax structure of the Company and the transactions described in this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Investor relating to such tax treatment and tax structure. An Investor may also disclose such information to any affiliate of the Investor provided that the requirements of this subsection shall in turn be binding on any such affiliate, or to a partner, member, shareholder or subsidiary of the Investor, and further provided that such partner, member, shareholder or subsidiary agrees to be bound by the provisions of this subsection and provided that such affiliate is not a direct competitor of the Company. The foregoing obligations of confidentiality shall not apply to Confidential Information for which the Investor demonstrates that it: (a) was known to the Investor prior to the time of its disclosure hereunder; or (b) was available to the general the public prior to the time of its disclosure hereunder; or (c) became available to the general public subsequent to its receipt through no fault on the part of the Investor; or (d) was obtained by the Investor at any time from a third party which has the right to disclose the same to the Investor or under no duty to maintain confidentiality to the Company; or (e) was independently developed by an employee of the Investor who had no access to, knowledge of or did not use or refer to the Confidential Information.

4.	Conditions to the Investor’ Obligations at the Initial and Subsequent Closings.

4.1.        The obligations of the Investor under Section 1.2 of this Agreement to purchase the Shares and Warrant at the Initial Closing are subject to the fulfillment on or before the Initial Closing of each of the following conditions unless waived by the Investor in accordance with Section 7.5 hereof:

(a)          Representations and Warranties. The representations and warranties of the Company contained in Section 2 hereof shall be true, complete and correct as of the date of the Initial Closing as if made on the date of the Initial Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true, complete and correct as of such date).

(b)          Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing.

(c)          Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Investor at such Closing a certificate certifying that the conditions specified in Sections 4.1(a), (b), (d), (e), (g), (j), and (k) have been fulfilled.

(d)          Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the Canada or of any province that are required in connection with the lawful issuance and sale of the Shares and Warrant to the Investor pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Initial Closing other than those which are not required to be obtained before the Initial Closing.

(e)          Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and the Investor’ special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

(f)           Employee Agreements. Each of the Company’s key employees as of the Initial Closing shall have entered into appropriate non-disclosure, confidentiality, non-competition and assignment of invention agreements, in a form reasonably acceptable to the Investor.

(g)          Opinion of Company Counsel. The Investor purchasing Shares at the Initial Closing shall have received from Fasken Martineau DuMoulin LLP, counsel for the Company (“Company Counsel”), an opinion dated as of the Initial Closing in a form reasonably acceptable to the Investor and their counsel.

(h)          Secretary’s Certificate. The Secretary or an Assistant Secretary of the Company shall deliver to the Investor purchasing Shares and Warrant at the Initial Closing a Certificate, dated as of the Initial Closing, certifying: (a) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on the date of such certification; (b) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the shareholders of the Company authorizing the execution, delivery and performance of each of the Transaction Documents, and the issuance, sale and delivery of the Shares and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Transaction Documents; (c) that attached thereto is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date of such certification; and (d) to the incumbency and specimen signature of certain officers of the Company.

(i)           Board of Directors. Subject to the terms of the Shareholders’ Agreement, the Board of Directors of the Company shall have been fixed at five directors and one nominee of the Investor shall have appointed to the Board of Directors.

(j)           Absence of Litigation. No suit, action or other proceeding against the Company or any of its Affiliates shall be pending before any governmental authority which seeks to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the actions contemplated hereby, except for matters that, in the aggregate, could not and will not have a material adverse effect on the Company, its business, assets, condition (financial or otherwise), or prospects. There shall not be any injunction, judgment, order, decree, ruling, charge or laws in effect preventing consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

(k)          Registration Rights Agreement. The Registration Rights Agreement substantially in the form of Exhibit B attached hereto shall have been executed and delivered by the parties thereto (other than the Investor) and shall be in full force and effect. The Shareholders’ Agreement substantially in the form of Exhibit C attached hereto shall have been executed and delivered by the parties thereto (other than the Investor) and shall be in full force and effect.

(l)           Payment of Professional Fees. The Company shall have no obligation to pay any of the fees and expenses of the Investor’s professional advisors, including without limitation, its legal counsel and accountants.

(m)         Budget and Operating Plan. The Company's budget and operating plan must be acceptable to the Investor, acting reasonably.

(n)          Director and Officer Indemnification Agreements. The Company shall have entered into indemnification agreements with the directors and officers of the Company in a form reasonably acceptable to the Investor.

4.2.        The obligations of the Investor under Section 1.3 of this Agreement to purchase the Shares at each Subsequent Closing are subject to the fulfillment on or before such Subsequent Closing of each of the following conditions unless waived by the Investor in accordance with Section 7.5 hereof:

(a)          Representations and Warranties. The representations and warranties of the Company contained in Section 2 hereof, as supplemented pursuant to Section 1.6(d) hereof, shall be true, complete and correct on and as of the date of the Subsequent Closing with the same effect as though such representations and warranties had been made on and as of such date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true, complete and correct as of such date).

(b)          Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Subsequent Closing.

(c)          Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Investor at such Closing a certificate certifying that the conditions specified in Sections 4.2(a), (b), (d), (h), (i) and (j) have been fulfilled.

(d)          Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the Canada or of any province that are required in connection with the lawful issuance and sale of the Shares to the Investor pursuant to this Agreement shall have been duly obtained and shall be effective on and as of each Subsequent Closing other than those which are not required to be obtained before the Subsequent Closings.

(e)          Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Subsequent Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and the Investor’s special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

(f)           Opinion of Company Counsel. The Investor purchasing Shares at each Subsequent Closing shall have received from Company Counsel, an opinion dated as of each Subsequent Closing in substantially the form delivered to the Investor at the Initial Closing.

(g)          Secretary’s Certificate. The Secretary or an Assistant Secretary of the Company shall deliver to the Investor purchasing Shares at each Subsequent Closing a Certificate, dated as of such Subsequent Closing, certifying: (a) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on the date of such certification; (b) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the shareholders of the Company authorizing the execution, delivery and performance of each of the Transaction Documents, and the issuance, sale and delivery of the Shares and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Transaction Documents; (c) that attached thereto is a true and complete copy of the Articles of Incorporation of the Company as in effect on the date of such certification to the incumbency and specimen signature of certain officers of the Company.

(h)          Absence of Litigation. No suit, action or other proceeding against the Company or any of its Affiliates shall be pending before any governmental authority which seeks to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the actions contemplated hereby, except for matters that, in the aggregate, could not and will not have a material adverse effect on the Company, its business, assets, condition (financial or otherwise), or prospects. There shall not be any injunction, judgment, order, decree, ruling, charge or laws in effect preventing consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

(i)           Material Adverse Effect. Since the date of the Initial Closing, there shall have not occurred and be continuing any circumstance that could have or will have a material adverse effect on the Company, its business, assets, condition (financial or otherwise), or prospects.

(j)           Operating Plan and Budget. There shall have been no material adverse changes to the Company's Operating Plan or Budget which have not been approved by majority of the directors on the Board of Directors and any approval required by the Shareholders’ Agreement.

5.	Conditions of the Company’s Obligations at the Initial and Subsequent Closings.

5.1.        The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment on or before the Initial Closing of each of the following conditions unless waived by the Company:

(a)          Representations and Warranties. The representations and warranties of the Investor purchasing shares at the Initial Closing contained in Section 3 shall be true and correct.

(b)          Payment of Purchase Price. The Investor shall have delivered payment of purchase price of the Shares to be purchased by it at the Initial Closing as set forth in Section 1.2.

(c)          Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and the Company’s counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

(d)          Absence of Litigation. No suit, action or other proceeding against the Investor, the Company or any of its Affiliates shall be pending before any governmental authority which seeks to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the actions contemplated hereby, except for matters that, in the aggregate, could not and will not have a material adverse effect on the Company, its business, assets, condition (financial or otherwise), or prospects. There shall not be any injunction, judgment, order, decree, ruing, charge or laws in effect preventing consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

5.2.        The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment on or before each Subsequent Closing of each of the following conditions unless waived by the Company:

(a)          Representations and Warranties. The representations and warranties of the Investor purchasing shares at such Subsequent Closing contained in Section 3 shall be true and correct.

(b)          Payment of Purchase Price. The Investor shall have delivered payment of purchase price of the Shares to be purchased by it at each Subsequent Closing as set forth in Section 1.3.

(c)          Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at each Subsequent Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and the Company’s counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

(d)          Absence of Litigation. No suit, action or other proceeding against the Investor, the Company or any of its Affiliates shall be pending before any governmental authority which seeks to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the actions contemplated hereby, except for matters that, in the aggregate, could not and will not have a material adverse effect on the Company, its business, assets, condition (financial or otherwise), or prospects. There shall not be any injunction, judgment, order, decree, ruing, charge or laws in effect preventing consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

6.	Covenants.

6.1.        Use of Proceeds. The Company will use the proceeds of the sale of the Shares primarily to fund commercialization of products and for working capital as outlined in a budget and operating plan to be approved prior to the Initial Closing.

7.	Miscellaneous.

7.1.         Certain Defined Terms. As used in this Agreement, the term “Person” shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

7.2.         Survival of Covenants; Assignability of Rights. Except as provided below, all covenants, agreements, representations and warranties of the Company made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to the Investor in connection herewith shall be deemed material and to have been relied upon by the Investor, and, except as provided otherwise in this Agreement, shall survive the delivery of the Shares, and shall bind the Company’s successors and assigns. This Agreement shall not be assigned by either party without the prior written consent of the other parties hereto, except the Investor may assign this agreement to one or more affiliates or subsidiaries of the Investor.

7.3.        Incorporation by Reference. All exhibits and schedules appended to this Agreement are herein incorporated by reference and made a part hereof.

7.4.         Parties in Interest. All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto and to permitted transferees of the Shares whether so expressed or not.

7.5.        Amendments and Waivers. Except as set forth in this Agreement, changes in or additions to this Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), or representatives to act on behalf of the holders of all of the Shares may be designated, upon the written consent of the Company.

7.6.        Governing Law. This Agreement shall be deemed a contract made under the laws of the Province of Ontario and, together with the rights of obligations of the parties hereunder, shall be construed under and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

7.7.         Notices. All notices, requests, consents and demands shall be in writing and shall be personally delivered (effective upon receipt), mailed, postage prepaid (effective three business days after dispatch), telecopied or telegraphed (effective upon receipt of the telecopy in complete, readable form), or sent via a reputable overnight courier service (effective the following business day), to the Company at:

Solar Roofing Systems, Inc.

226 Edwards Street, Unit 1

Aurora, Ontario

L4G 3S8

Fax: 905-841-9600

Attention: Norman Dodd, CEO

with a copy sent at the same time and by the same means, which shall not constitute notice, to:

Fasken Martineau DuMoulin LLP

Barristers and Solicitors

Patent and Trade-mark Agents

66 Wellington Street West

Suite 4200, Toronto Dominion Bank Tower

Box 20, Toronto-Dominion Centre

Toronto, Ontario

M5K 1N6

Fax: 416-364-7813

Attention: Craig Brown

cbrown@tor.fasken.com

or to the Investor at:

Barnabus Energy, Inc.

5750 Fleet Street, Suite 100

Carlsbad CA 92008

Fax: 760.930.2691

Attention:	David Saltman

with a copy sent at the same time and by the same means, which shall not constitute notice, to:

Edwards & Angell, LLP

750 Lexington Avenue

New York, NY 10022 USA

Fax: 212.308.4844

Attention: D. Roger Glenn, Esq.

or such other address as may be furnished in writing to the other parties hereto.

7.8.         Subsidiaries. The obligations of the Company set forth in this Agreement shall apply where relevant to all subsidiaries of the Company, whether now owned or hereafter acquired, as well as to the Company.

7.9.        Effect of Headings. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

7.10.      Entire Agreement. This Agreement and the Exhibits and Schedules hereto together with any other agreement referred to herein (the “Additional Agreements”) constitute the entire agreement among the Company and the Investor with respect to the subject matter hereof. This Agreement and such Additional Agreements supersede all prior agreements between the parties with respect to the shares purchased hereunder and the subject matter hereof.

7.11.      Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.12.      Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same agreement.

7.13.      Termination of Letter Agreement. Each of the parties hereto hereby agrees and acknowledges that the Letter of Intent dated as of July 14, 2005 between the Company and the Investor is hereby terminated in its entirety effective immediately and such agreement shall be of no further force or effect.

7.14   Indemnity.

(a)          Subject to the limitations and other provisions set forth in this Section 7.14, the Company shall, with respect to the representations and warranties made by the Company herein, indemnify, pay, defend and hold the Investor and each of the Investor’s officers, directors, employees and agents and their respective affiliates (the "Indemnitees") harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever, including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto, which may be (i) imposed on such Indemnitee, (ii) incurred by such Indemnitee, or (iii) asserted against such Indemnitee by a third party, as a result of (x) the misrepresentation, violation or breach of any such representation or warranty or covenant of the Company under this Agreement or (y) any infringement by the Company of any intellectual property of any third party. Without limiting the generality of the foregoing, the Investor shall be deemed to have suffered liability, loss or damage as a result of the untruth, inaccuracy or breach of any such representations or warranties if such liability, loss or damage shall be suffered by the Company as a result of, or in connection with, such untruth, inaccuracy or breach of any facts or circumstances constituting such untruth, inaccuracy or breach ("Losses").

(b)          The representations and warranties of the Company set forth in this Agreement shall survive until the earlier of two (2) years following the Closing or the consummation of an initial public offering of the Company's Common Stock, provided, however, that the representations and warranties of the Company set forth in (i) Section 2.3 shall survive in perpetuity and (ii) Sections 2.9 and 2.21 shall survive until the expiration of the applicable statute of limitations.

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WITNESS WHEREOF, the Company and the Investor have executed this Agreement as of the day and year first above written.

COMPANY:

SOLAR ROOFING SYSTEMS INC.

By:________________________________

Name:	Norman Dodd
Title:	CEO

INVESTOR:

BARNABUS ENERGY, INC.

By:______________________________

Name:	David Saltman
Title:	CEO

List of Exhibits and Schedules